     As filed with the Securities and Exchange Commission on March 27, 2003

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           CHAMPION ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

         Michigan                                                 38-2743168
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                           John J. Collins, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                           Champion Enterprises, Inc.
                          2701 Cambridge Ct., Suite 300
                          Auburn Hills, Michigan 48326
                                 (248) 340-9090
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------
                                    copy to:

                            D. Richard McDonald, Esq.
                               Dykema Gossett PLLC
                        39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI 48304

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

     Title of Shares to be         Amount to be      Proposed      Proposed       Amount of
          Registered              Registered (1)      Maximum       Maximum      Registration
                                                     Aggregate     Aggregate         Fee
                                                     Price Per     Offering
                                                     Unit (2)        Price
-------------------------------- ------------------ ------------ -------------- ---------------
Common Stock, $1 par value,      2,574,627 Shares      $1.77     $4,557,089.79     $368.67
Issuable Upon Conversion of
Promissory Notes

(1) The shares of common stock that may be offered pursuant to this Registration Statement consist of an estimated number of 5,000,000 shares issuable for installment payments upon our Convertible Promissory Notes, less 2,425,373 shares of common stock previously registered in connection with the Convertible Promissory Notes (see note (3) below).

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low reported sales prices of the Common Stock for March 20, 2003.

(3) Pursuant to Rule 429 under the Securities Act of 1933, this Prospectus which constitutes part of this Registration Statement also relates to an aggregate 2,425,373 shares of the Registrant's common stock registered on Form S-3, Registration No. 333-64982.


                                 ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                  -------------

                                   PROSPECTUS

                           CHAMPION ENTERPRISES, INC.

                               5,000,000 SHARES OF
                           COMMON STOCK, $1 PAR VALUE


        This prospectus offers 5,000,000 shares of common stock of Champion Enterprises, Inc. that may be sold from time to time in the market or in other transactions by certain selling shareholders named in this prospectus. No underwriters are involved in any sale of stock under this prospectus.

        Our common stock is traded on the New York, Chicago and Pacific Stock Exchanges under the trading symbol "CHB." On March 21, 2003, the closing price for the common stock as traded on the New York Stock Exchange was $1.95, as reported in The Wall Street Journal.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

                 The date of this Prospectus is March 27, 2003

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CHAMPION ENTERPRISES, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHAMPION SINCE THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS .................................................2
WHERE YOU CAN FIND MORE INFORMATION ...................................2
USE OF PROCEEDS .......................................................3
CAUTIONARY STATEMENT CONCERNING
   FORWARD-LOOKING STATEMENTS .........................................3
CHAMPION ENTERPRISES, INC. ............................................4
DESCRIPTION OF CAPITAL STOCK ..........................................4
PLAN OF DISTRIBUTION ..................................................5
SELLING SHAREHOLDERS ..................................................6
LEGAL MATTERS .........................................................7
EXPERTS ...............................................................7

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus provides you with a general description of the securities we may offer. The securities may be sold from time to time by the selling shareholders named in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

        Champion Enterprises, Inc. files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning Champion can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Champion. Champion's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange under the trading symbol "CHB." These reports, proxy statements, and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104

        This prospectus is part of a registration statement filed with the SEC by Champion. The full registration statement can be obtained from the SEC as indicated above, or from Champion.

        The SEC allows Champion to "incorporate by reference" the information it files with the SEC. This permits Champion to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information. Champion incorporates by reference the documents listed below which have been filed with the SEC:

         - Annual Report on Form 10-K for the fiscal year ended December 28, 2002; and

         - Current Reports on Form 8-K filed January 21, 2003, February 10, 2003 and February 12, 2003.

        Champion incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 from the date of this prospectus until the termination of the offering of the securities covered by this prospectus.

        Any statement contained in a document incorporated by reference in this registration statement will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this registration statement or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

        Champion will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits which are specifically incorporated by reference into such documents. Requests should be directed to John J. Collins, Jr., Senior Vice President, General Counsel and Secretary at our principal executive offices, located at 2701 Cambridge Ct., Suite 300, Auburn Hills, Michigan 48326 (telephone number: (248) 340-9090).

                                 USE OF PROCEEDS

        The selling shareholders will receive all of the proceeds from the sale of the common stock offered under this prospectus.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Some statements incorporated by reference in this document constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements are subject to certain factors that could cause actual results to differ materially from those projected in the forward-looking statements. These factors are discussed in and are incorporated by reference to our most recently filed Form 10-K and other SEC filings under the section entitled "Forward Looking Statements."

                           CHAMPION ENTERPRISES, INC.

        Champion Enterprises, Inc. is the world's largest homebuilder, with 36 manufacturing facilities in 16 states and two Canadian provinces. Since the company was founded in 1953, we have built nearly 1.6 million homes. The homes are constructed in a quality-controlled environment at our off-site manufacturing facilities, sold through our national retailer network, then transported to the home site.

        We are also one of the industry's leading retailers, operating 118 retail housing centers in 24 states. In addition, our homes are sold through over 650 independent retail locations that have joined our Champion Home Center
(CHC) retail distribution network and by approximately 500 builders and developers.

        Through HomePride Finance Corp., our finance business, we provide retail customers with financing to purchase Champion built homes from Company stores and CHC network participants. In 2002, we sold our development operations.

        Champion has approximately 8,000 employees. Our principal executive offices are located at 2701 Cambridge Court, Suite 300, Auburn Hills, Michigan 48326. Our telephone number is (248) 340-9090. Our web site is www.championhomes.net. The information contained on our web site is not incorporated by reference in this prospectus.

                           DESCRIPTION OF COMMON STOCK

        Our authorized capital stock is 120,000,000 shares of common stock, $1.00 par value, and 5,000,000 shares of preferred stock, no par value. At March 13, 2003, 56,422,336 shares of common stock, 5,000 shares of Series B-1 Cumulative Convertible Preferred Stock, and 8,750 shares of Series C Cumulative Convertible Preferred Stock were outstanding. In addition to the summary of our common stock that follows, we encourage you to review our articles of incorporation and bylaws, which we have filed with the SEC.

        Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

        Holders of common stock have no preemptive rights. Subject to the applicable laws and the rights of the holders of the preferred stock, holders of common stock are entitled to such dividends as may be declared by our board of directors. The common stock is not entitled to any sinking fund, redemption or conversion provisions. Upon our dissolution, liquidation or winding up, the holders of our common stock are entitled to share ratably in our net assets remaining after the payment of all creditors and liquidation preferences of preferred stock. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

                              PLAN OF DISTRIBUTION

        We are registering the 5,000,000 shares of common stock covered by this prospectus for the selling shareholders. As used in this prospectus, the "selling shareholders" includes the pledgees, donees, transferees, or other successors in interest who later hold the selling shareholders' interests. We are paying the costs and fees of registering the common stock, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. The shares may be issued to the selling shareholders from time to time upon conversion of our Convertible Promissory Notes.

        The selling shareholders may sell the common stock at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling shareholders will sell their common stock through ordinary brokers' transactions.

        In its selling activities, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders.

        The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. The selling shareholders and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of
Section 2(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. If the selling shareholders or any broker-dealer qualifies as an "underwriter," they will be subject to the prospectus delivery requirements of Rule 153 of the Securities Act, which may include delivery through the New York Stock Exchange. In conjunction with sales to or through brokers, dealers or agents, the selling shareholders may agree to indemnify them against liabilities arising under the Securities Act.

        In addition to selling their common stock under this prospectus, the selling shareholders may sell their common stock under Rule 144 of the Securities Act, if the transaction meets the requirements of Rule 144.

                              SELLING SHAREHOLDERS

   Certain information concerning the selling shareholders is provided below.


                                                       Shares of Common Stock
                                                       -----------------------
                                                                                Percent of
                                                       Beneficially               class
                    Present Positions, Offices or      owned as of    Offered     owned
                Relationships with the Company and    date of this   by this     after
   Name       its Affiliates During the Past 3 Years    Prospectus   Prospectus  Offering
   ----       --------------------------------------    ----------   ----------  --------
                                 (1)                        (2)                    (3)
John Bushman       Consultant                                1,000   1,160,388      *

ICA Group, Inc.    N/A                                           0   1,368,590      0

Investment Corp.   N/A                                           0     539,099      0
of America

Ed Lasater         President                                37,552     385,770      *

Roger Lasater      Senior Vice President Sales &           103,140     249,185      *
                   Marketing for Champion
                   Enterprises, Inc.
                   Formerly, EVP A-1 Homes Group LP,
                   President Western Region of
                   Champion Enterprises, Inc.,
                   President of Genesis Homes.

Jeff Bushman       Formerly, Regional Vice President             0     303,058      0

Gary Chipman       Regional Vice President                   1,375     212,698      *

Jim Kirk           Formerly, Regional Vice President        22,000     209,890      *
                   of Homes America of Arizona, Inc.

Harvey Andrews     Formerly, General Manager                10,000     156,525      *

Brad Bushman       Formerly, General Manager                     0     129,185      0
                   Wholesale Division

Sandy Tucker       General Manager                             875      32,293      *

Mike McGinnis      Director of Training                     14,471      94,713      *
                   Formerly, General Manager

Ben Spector        Formerly, General Manager                   813      59,560      *

Gay Clary          General Manager                           7,526       5,193      *

Andy Lasater       Executive Vice President                  1,750      51,473      *

Ron Borders        Formerly, Salesman, General Manager           0      15,943      0

Eddie Harrison     Regional Vice President                   6,125      26,437      *
                   Formerly, General Manager

* Less than 1%

(1) Unless otherwise indicated, the office or position listed is with A-1 Homes Group, Inc., a wholly-owned subsidiary of Champion Enterprises, Inc.

(2) Consists of shares of the Company's common stock beneficially owned by the selling shareholder excluding any shares to be received by the selling shareholder upon conversion into common stock of any payments due to the selling shareholder under the Convertible Promissory Notes.

(3) Assumes sale of all common stock issuable upon conversion of the payments due to the selling shareholder under the Convertible Promissory Notes.


                                  LEGAL MATTERS

        Legal matters relating to the validity of the securities being offered by this prospectus have been passed upon for Champion by Dykema Gossett PLLC, Bloomfield Hills, Michigan.

                                     EXPERTS

        The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K dated February 7, 2003, except for Notes 8 and 9, as to which the date is March 14, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the distribution of the Common Stock offered hereby:

        Securities and Exchange Commission Registration Fee..............      $    368.67
        Accounting Fees and Expenses.....................................    *    3,000.00
        Legal Fees and Expenses..........................................    *    5,000.00
        Miscellaneous Expenses...........................................    *    1,000.00
                                                                                ----------

        Total Expenses...................................................      $  9,368.67
                                                                                ==========

        ------------------
        * Estimated.

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (other than actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise at such corporation's request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, in the case of a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

        The MBCA also empowers Michigan corporations to provide similar indemnity against amounts paid in settlement and expenses actually and reasonably incurred by such a person in actions or suits by or in the right of the corporation except in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that a court determines that, despite the adjudication of the liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity.

        The Company's bylaws generally require the Company to indemnify its directors and officers to the fullest extent permissible under Michigan law, require the advancement and reimbursement of expenses under certain circumstances and establish a procedure for determination of when indemnification is proper.

        The MBCA permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, the MBCA and the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaration of an unlawful dividend, stock purchase or redemption; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to the date when the provision becomes effective. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

        Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses and liabilities incurred in connection with the defense of certain claims, actions, suits or proceedings which may be brought against them by reason of being or having been directors or officers. In addition, a certain registration rights agreement to which the Company is a party provides that the Company will indemnify, to the extent permitted by law, each holder of "registrable securities" (as defined in such agreement) against all losses, claims, damages, liabilities and expenses caused by misstatements or omissions in any registration statement, prospectus or preliminary prospectus, except insofar as such misstatements are caused by or contained in information furnished to the Company by such holders.

ITEM 16.       EXHIBITS

A list of exhibits included as part of this Registration Statement is set forth below.

4       Form of Convertible Promissory Note  (1)

5       Opinion of Dykema Gossett PLLC

23(a)   Consent of PricewaterhouseCoopers LLP

23(b) Consent of Dykema Gossett PLLC (contained in their opinion filed as Exhibit 5)

24(a)   Power of Attorney (set forth on signature page)

----------------

(1) Previously filed on the Company's Form S-3 Registration Statement No. 333-64982 dated July 12, 2001 and incorporated herein by reference.



ITEM 17.     UNDERTAKINGS

         1. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Champion Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, in the State of Michigan on March 26, 2003.

                                    CHAMPION ENTERPRISES, INC.



                                    By:   /s/ Walter R. Young
                                    ---------------------------------------
                                    Name: Walter R. Young
                                    Title: President and Chief Executive Officer

        Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young and John J. Collins, Jr. and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 26, 2003.



  /s/ Walter R. Young                   Chairman of the Board of Directors,
------------------------------------    President and Chief Executive Officer
Walter R. Young                         (Principal Executive Officer)

  /s/ Phyllis A. Knight                 Executive Vice President and Chief
------------------------------------    Financial Officer (Principal Financial Officer)
Phyllis A. Knight


  /s/ Richard Hevelhorst                Vice President and Controller
------------------------------------    (Principal Accounting Officer)
Richard Hevelhorst


  /s/ Robert W. Anestis                 Director
------------------------------------
Robert W. Anestis


  /s/ Eric S. Belsky                               Director
------------------------------------
Eric S. Belsky


  /s/ Selwyn Isakow                                Director
------------------------------------
Selwyn Isakow


  /s/ Brian D. Jellison                            Director
------------------------------------
Brian D. Jellison


  /s/ George R. Mrkonic                            Director
------------------------------------
George R. Mrkonic

                                  EXHIBIT INDEX



Exhibit No.           Description of Exhibits
-----------           -----------------------
4                     Form of Convertible Promissory Note (1)

5                     Opinion of Dykema Gossett PLLC

23(a)                 Consent of PricewaterhouseCoopers LLP

23(b)                 Consent of Dykema Gossett PLLC
                      (included in Exhibit 5)

24(a)                 Power of Attorney (set forth on signature page)


----------------

(1) Previously filed on the Company's Form S-3 Registration Statement No. 333-64982 dated July 12, 2001 and incorporated herein by reference.






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